EX-99.77O - TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3
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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  JPMorgan

Names of Underwriting Syndicate Members: Barclays Capital; JPMorgan Securities; Banc of America Securities; Deutsche Bank Securities;
Goldman, Sachs & Co.; Williams Capital Group, LP

Name of Issuer: Fannie Mae

Title of Security:  FNMA 1 3/4 03/11

Date of First Offering:  02/26/2009

Dollar Amount Purchased:  $1,098,867

Number of Shares Purchased:  1,100,000

Price Per Unit:  99.897%

Resolution Approved:  Approved at the May 21, 2009 Board Meeting*.


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Name of Fund: Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  JPMorgan

Names of Underwriting Syndicate Members: Banc of America Securities, LLC; Barclays Capital, Citi; Credit Suisse, DB Securities, Inc.;
JPMorgan; Mitsubishi UFJ Securities; RBS Greenwich Capital; Santander Investment Securities; UBS Securities

Name of Issuer:  Pfizer Inc.

Title of Security:  PFE 6.2 03/15/2019

Date of First Offering:  03/17/2009

Dollar Amount Purchased:  $249,748

Number of Shares Purchased:  250,000

Price Per Unit:  99.899%

Resolution Approved:  Approved at the May 21, 2009 Board Meeting*.


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Name of Fund: Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  JPMorgan

Names of Underwriting Syndicate Members:  JPMorgan; Goldman, Sachs
& Co.

Name of Issuer:  Republic of Peru

Title of Security:  Peru 7 1/8 03/2019

Date of First Offering:  03/25/2009

Dollar Amount Purchased:  $99,500

Number of Shares Purchased:  100,000

Price Per Unit:  99.500%

Resolution Approved:  Approved at the May 21, 2009 Board Meeting*.


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*Resolution adopted at the Meeting of the Board of Trustees on May 21, 2009:

RESOLVED, that, in reliance upon the written report provided by Goldman, Sachs & Co. ("Goldman Sachs") to the Trustees all purchases made during the calendar quarter ended March 31, 2009 for the Fixed Income, Equity, Money Market and Specialty Funds, on behalf of the Goldman Sachs Trust of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman Sachs or any of its affiliates is a principal underwriter of the instruments, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.